UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 21, 2018

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

9002 Technology Lane, Fishers Indiana, 46038
(Address of principal executive offices)

(606) 637-3740
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 21, 2018, American Resources Corporation’s wholly-owned subsidiary, McCoy Elkhorn Coal LLC (McCoy Elkhorn), entered into a sublease agreement with Colonial Coal Company, Inc. (Colonial) whereby McCoy Elkhorn subleased certain surface rights and coal from Colonial located at Point Rock, near Phelps, Kentucky (the Sublease). The Sublease requires McCoy Elkhorn to pay Colonial a royalty for coal extracted from the premises, along with an additional overriding royalty payment due to Colonial.

Concurrently, McCoy Elkhorn entered into an Interim Operating Agreement with Empire Coal Processing, LLC whereby McCoy Elkhorn, or an affiliate, will be named as operator of the two permits pertaining to the Sublease while the permits are being transferred to McCoy Elkhorn (the PointRock Permits). Additionally, McCoy Elkhorn will assume the reclamation liability of the PointRock Permits.

The consideration for the transaction was the assumption of the reclamation liabilities of the PointRock Permits, the performance of the Sublease, the performance of the Interim Operating Agreement, and the assumption of certain specific liabilities of the immediately prior operator of the PointRock Permits.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Sublease Agreement Between Colonial Coal Company, Inc. and McCoy Elkhorn Coal LLC
99.2	Interim Operating Agreement
99.3	Termination of Purchase Order between Red Jacket Mining, LLC and McCoy Elkhorn Coal LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: May 1, 2018	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer